                                                                    EXHIBIT 4.1

                              SUBSCRIPTION AGREEMENT FOR
                               PURCHASE OF COMMON STOCK



    Scherer Capital, LLC, a Delaware limited liability Company ("Purchaser"), does hereby subscribe for and agree to purchase Two Million Sixty One Thousand Eight Hundred Fifty Six (2,061,856) shares (the "Shares") of the Common Stock, One Cent ($0.01) par value, of MARQUEST MEDICAL PRODUCTS, INC., a corporation organized and existing under the laws of the State of Colorado ("Marquest"), and agrees to pay Forty Eight and One-Half Cents ($0.485) per share for the Shares, for a total subscription amount of One Million and 20/100 Dollars ($1,000,000.20).

    Purchaser acknowledges that the Shares will not be registered under the Securities Act of 1933, as amended (the "Federal Act"), in reliance upon the exemption from registration under Section 4(2) of the Federal Act as not involving any public offering. Purchaser also acknowledges that reliance by Marquest on the foregoing exemptions from registration is predicated in part upon its representations, warranties and agreements contained in this Subscription Agreement.

    Purchaser hereby represents, warrants, covenants and agrees as follows:

    (1) Purchaser is purchasing the Shares solely for its own account, with the intention of holding the Shares for investment, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares; and it shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law.

    (2) Purchaser understands that Marquest is under no obligation to register the Shares for public sale or to comply with the conditions of Rule 144 promulgated by the United States Securities and Exchange Commission under the Federal Act or take any other action necessary in order to make any exemption for the sale of the Shares without registration available, and that Marquest has no present intention of registering the Shares for public sale.

    (3) Purchaser understands that the Shares will constitute "restricted securities" under the Federal Act inasmuch as they are being or will be acquired in a transaction not involving a public offering and that under the Federal Act and applicable regulations thereunder may be resold without registration under the Federal Act only in certain limited circumstances.
    (4) Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the risks and merits associated with the acquisition of the Shares and has had the opportunity to review and evaluate financial and other information relating to the Borrower and to obtain copies of such other information as deemed appropriate prior to executing this Agreement.

    (5) Purchaser acknowledges that any certificates representing the shares subscribed for hereunder will contain a legend indicating that said shares have not been registered under the Federal Act or any applicable state securities laws, and prohibiting further transfer, sale or conveyance of such securities until such securities may, in the opinion of counsel to the issuer, be so transferred, sold or conveyed without a violation of any state or federal securities law.

    (6) Purchaser understands and agrees that this Subscription Agreement (a) is binding upon and will inure to the benefit of its successors and assigns; (b) may not be amended except by an instrument in writing signed by Purchaser and Marquest; (e) may not be assigned or transferred by Purchaser; and (f) will be governed by and construed in accordance with the laws of the State of Colorado.


    IN WITNESS WHEREOF, Purchaser has executed this Subscription Agreement on the _____ day of __________________, 1996.



                                  "Purchaser"

                                  SCHERER CAPITAL, LLC


                                  By:   /s/  M. Murphy
                                     ---------------------------------------

                                  Title:  Vice President
                                        ------------------------------------




                                         2